Exhibit 10.7

                                 COMWORXX, INC.
                          1819 Main Street, Suite 1101
                               Sarasota, FL 34326


                                                                   July 31, 2000


INTELLIWORXX, INC.
1819 Main Street, Suite 1101
Sarasota, FL 34326


Gentlemen:


     Comworxx, Inc. (the "Company") hereby agrees with you as follows:

     The Company will issue and sell to you and you will purchase from the Company at the Closing, 3,000,000 shares (the "Shares") of the Company's common stock, which following this subscription and the simultaneous subscription of ComRoad AG for 2,000,000 shares of the Company's common stock shall (together with the 1,000,000 shares of common stock issued to you upon incorporation of the Company) constitute 2/3 of the outstanding capital stock of the Company.

     The Closing of the purchase and sale of the Shares shall take place at the Company's offices, on July__, 2000 at 4:00 p.m. or on such later date as the Company shall specify on not less than one business day prior written notice to you. At the Closing, the Company shall deliver to you a certificate in your name, representing the number of Shares being purchased by you, and you shall pay the total subscription price of $1,000,000 in immediately available funds.

     The purpose of the sale of the Shares is to provide the Company with funds for working capital.

     The Company represents and warrants to you that: (i) other than the 1,000,000 shares of common stock issued to you upon incorporation of the Company, the Shares issued to you hereunder, and the 2,000,000 shares issued to ComRoad AG under the Letter Agreement between the Company and ComRoad AG, dated as of the date hereof, the Company has not issued or agreed to issue any shares of any classes or series or any options or warrants exercisable for or convertible into such shares; (ii) the issuance and sale to you of the Shares have been duly authorized by the Company's Board of Directors; and (iii) the Shares, when issued will be validly issued, fully paid and non-assessable. You acknowledge that no representation or warranty has been made by the Company other than those expressly set forth herein.

     You represent and warrant to the Company that: (i) you are acquiring the Shares for your own account, for investment and not with a view to or for sale in connection with any distribution thereof it being understood that the Shares

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have not been registered under the United States Securities Act of 1933, as amended (the "Act") or under the securities laws of any state and, therefore, cannot be sold unless they are registered under the Act and under applicable state securities laws or unless an exemption from such registration is available; (ii) you have had the opportunity to ask questions of and to receive answers from the management of the Company concerning the Shares and the Company, and to obtain any additional information requested by you; and (iii) you are an "accredited investor" within the meaning of Regulation D under the Act, have sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of your investment in the Shares and are able to bear the economic risk of your investment in the Shares. In addition, you represent and warrant to the Company as to those matters set forth on Exhibit A hereto and incorporated herein by this reference.

     You covenant and agree with the Company that you will not transfer, sell or otherwise dispose of any of the Shares in a manner which would violate, nor without having furnished the Company an opinion of counsel reasonably satisfactory to the Company that such transfer, sale or other disposition would not violate, the Act or applicable state securities laws, or the rules and regulations thereunder; provided, however, that such opinion is not required for the transfer of the Shares pursuant to the Pledge Agreement dated as of the date hereof. You understand that the certificates representing the Shares will bear a legend to that effect and that the Company will instruct its transfer agent not to register a transfer of the Shares unless the conditions specified in the legend have been satisfied.

     Each of you and the Company agrees to bear its own costs and expenses in connection with this transaction.

     All representations, warranties, covenants and agreements herein shall survive the Closing.

     The above (together with Exhibit A) contains our entire agreement and supersedes all prior negotiations and oral understandings between you and the Company with respect to the transaction contemplated hereby and may not be amended or supplemented except in writing. Please confirm that this letter sets forth our agreement by signing and returning the enclosed extra copy.

                                           Very truly yours,

                                           COMWORXX, INC.



                                           By:  /s/  Michael P. Jonas
                                              -------------------------------
                                                     Michael P. Jonas, President

                         [Acceptance on following page]

Accepted and Agreed to:
----------------------

INTELLIWORXX, INC.


By:  /s/  Christopher J. Floyd
     -----------------------------
Name:     Christopher J. Floyd
     -----------------------------
Title:    Chief Financial Officer
     -----------------------------


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                                    EXHIBIT A


To Letter Agreement (the "Agreement") dated July___, 2000 among COMWORXX, INC. (the "Company"), and INTELLIWORXX, INC. ("Purchaser")
     ----------------------------------------------------------------------


     (a) Purchaser understands that it is purchasing Shares of common stock of Comworxx, Inc. without being furnished any offering literature or prospectus and that this transaction has not been scrutinized by any regulatory authority as a full registration because of the Company's representations of the small number of persons solicited and the private aspects of the offering. This interest is being purchased for said Purchaser's own account and not for the interest of any other and not for resale to others. Purchaser represents that it has adequate means of providing for its current needs and possible contingencies, and that it has no need for liquidity of this investment.

     (b) Purchaser represents and warrants that it was not formed for the specific purpose of acquiring the Shares.

     (c) Purchaser represents that this agreement has been duly authorized and that the purchaser has the full power and authority to enter into this agreement.

     (d) Purchaser understands that (i) the Company has just been formed and has no assets other than the funds provided by this subscription and the subscription of ComRoad AG dated the same day as this letter and
          (ii) the only officers of the Company are Michael P. Jonas, President and Donald R. Mastropietro, Secretary.